Investor Presentation | October 2025

2 Forward Looking Statements and Non-GAAP Measures This presentation contains forward-looking statements, including, in particular, statements about Interface’s plans, strategies and prospects. These are based on the Company’s current assumptions, expectations and projections about future events. Although Interface believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that these expectations will prove to be correct or that savings or other benefits anticipated in the forward-looking statements will be achieved. The forward-looking statements set forth involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry and the risks under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025, which discussions are hereby incorporated by reference. You should also consider any additional or updated information we include under the heading “Risk Factors” in our subsequent annual and quarterly reports. Forward-looking statements in this presentation include, without limitation, the information set forth on the slides titled “Interface: a compelling investment”, “‘One Interface’ Strategy”, “Brand Leader in the Specified Channel”, and “Financial Policy”. Other forward-looking statements can be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should”, “goal”, “aim”, “objective”, “commitment”, “seek,” “project,” “estimate,” “target,” and similar expressions. Forward-looking statements speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements and cautions listeners and meeting attendees not to place undue reliance on any such statements. This presentation includes certain financial measures not calculated in accordance with U.S. GAAP. They may be different from similarly titled non-GAAP measures used by other companies, and should not be used as a substitute for, or considered superior to, GAAP measures. Reconciliations to the most directly comparable GAAP measures appear in the Appendix Note: Sum of reconciling items may differ from total due to rounding of individual components

3 At Interface, we’re Made for More Who We Are Leading Established GlobalDedicated Engaged provider of commercial flooring: carpet tile, rubber, and LVT brand with a history of innovation and a commitment to the pursuit of sustainability to performance and improving the built environment, industry, and the world manufacturing capabilities with a focus on local market needs customer-centric and purpose- driven culture with deep design and innovation roots

Interface is a global leader in commercial flooring 4 $1.3 billion in net sales in FY2024 3,600 global employees 6 manufacturing locations on 4 continents ATL headquartered in Atlanta, GA Recognized leader in sustainability with over 50 years of innovation First cradle-to-gate carbon negative commercial carpet tile and rubber flooring prototype Premium brands with attractive margins and leadership in core categories

10% APAC 45% Corporate Office 20% Education  Increase in return to office mandates driving refreshes, especially in Class A space  Our premium products are competitively advantaged in design, performance and sustainability  Regional migration driving segment growth  K-12 schools modernizing and expanding facilities  Higher education campus investments being made to attract students in a competitive market  An aging population, longer life expectancies and increased technology usage supporting demand  Our U.S. integrated sales teams finding new opportunities to sell our full suite of products  Includes Government, Retail, Residential Living, Hospitality, Consumer Residential and all other segments Healthcare 28% EMEA 61% Americas REVENUE BY REGION Diversified Geographically and Customer Segments 5 Note: Figures represent LTM Q3 2025 and may not sum to 100% due to rounding Corporate Education Other 10% Healthcare 25% Other REVENUE BY CUSTOMER SEGMENT

Interface: a compelling investment

Interface®

We are **global leaders** in…


Design


Performance


Sustainability

Images © Christopher Payne / Esto

… with a strong **financial foundation**

attractive margins	strong liquidity	healthy balance sheet

… and **unwavering commitment to our people**

winning culture	commitment to talent development	activation of inclusion networks

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‘One Interface’ Strategy  Build strong global functions to support our world-class local sales teams  Accelerate growth through enhanced productivity of our commercial teams  Expand margins through global supply chain management and complexity reduction  Lead in design, performance, and sustainability 7

Interface Positioning

Attractive Product Portfolio



Carpet Tile

- Industry-leading cradle-to-gate carbon negative carpet tile
- Biomimicry-inspired design (i2)
- No glue installation with TacTiles®
- Faster, more profitable installation for contractors
- Recyclable via our ReEntry® program



Luxury Vinyl Tile (LVT)

- Creative design freedom
- Complements and enhances our carpet tile portfolio
- No transition strips needed; same sizes as our carpet tiles
- High acoustic value (Sound Choice™ backing)



Rubber

- Offered in modular tiles, sheet, and specialized surface sheet
- Ideal for hygienic, high-traffic flooring applications
- Extremely durable with strong chemical resistance
- Industry-leading cradle-to-gate carbon negative rubber flooring prototype

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Total global commercial flooring market = $39 Billion Interface served market = $9+ Billion  Global share leader in $5B Carpet Tile segment (now exceeds Broadloom segment globally)  Leader in high growth $3B LVT segment  Entered $1B Rubber segment in 2018, acquisition of nora, the category leader Source: Market Insights LLC Ceramic Tile Wood LVT Resilient Laminate Other BroadloomCarpet Tile Hard Surface Soft Surface $12 $7 $2 $1 $3 $3 $5 Other Global Commercial Flooring Segment ($ in billions) Leading Global Provider of Commercial Flooring Solutions 10 Rubber $5

- 20 40 60 80 100 120 Low End Mid-Range High End Brand Leader in the Specified Channel 11 Interface competes on design, sustainability and innovation, commanding a premium price point and industry leading margins. Source: 2023 World Map – Contract Carpet Tiles (AJCP Associates) Opportunity to expand in low/mid-range price points Maintain significant share of the high-end and mid-range price points Share leader in the specified and end user channels of commercial carpet tile Global Carpet Tile Price Categories Interface Share <15% ~15 – 25% +25% Vo lu m e (s qu ar e m et er s in m illi on s)

 Physical presence in 18 countries  Global account management  Six manufacturing locations on four continents  Global supply chain management  Unique blend of efficiency and customization Note: Figures represent LTM Q3 2025 and may not sum to 100% due to rounding Americas 61% of Net Sales Europe 28% of Net Sales Asia-Pacific 10% of Net Sales Carpet Manufacturing Facility Rubber Manufacturing Facility LVT Supplier Facility Showroom / Office Global Sales and Manufacturing Platform 12

ESG Overview

Recent ESG Highlights 14 ENVIRONMENTAL STEWARDSHIP We are 'all in' on carbon negative by 2040. How? By avoiding, reducing, and storing more carbon than ever before to reach our bold climate goals. • Reduced GHG emissions by 4% • Decreased carbon footprint across all product categories • Refocused climate ambition on absolute emission reductions and carbon storage, without offsets • Continued developing our circular economy strategies, including expanding recycling capabilities in Europe. SOCIAL & COMMUNITY IMPACT We build world-class experiences for all employees and empower them to bring their whole selves to work every day. • Certified by Great Place to Work® in nine countries • Expanded employee learning and development programs • Invested in additional health and wellness resources for employee well- being • Introduced two new Inclusion Networks, open to all employees GOVERNANCE, COMPLIANCE & ETHICS We remain steadfast in conducting business ethically and responsibly and driving growth for all our stakeholders. • Established Innovation & Sustainability Committee with the Board of Directors • Published Environmental Policy to reinforcing our ongoing commitment to environmental responsibility • Updated our Audit Committee and Compensation & Talent Development Committee charters • Increased and enhanced compliance training globally

Key 2024 Sustainability Metrics 15 SCIENCE-BASED TARGETS EMISSIONS REDUCTIONS* Scope 1 Emissions Target 50% reduction 30% 28% Scope 2 Emissions Target 50% reduction 42% Scope 3 Emissions Purchased Goods & Services Target 50% reduction 17% Scope 3 Emissions Employee Commuting Target 30% reduction CARPET TILE* 3.4kg CO2e/m2 35% LVT* 6.7kg CO2e/m2 46% RUBBER* 8.5kg CO2e/m2 21% 80% RENEWABLE ENERGY of Total Energy Sourced at Manufacturing Sites Is Renewable MATERIAL INNOVATION 48% Recycled Materials 4% Bio-based Materials 52% Materials from Recycled or Bio-based Sources *Reductions versus baseline year of 2019. Product carbon footprint in kg CO2e/m2 based on cradle-to-gate sales weighted average. 76% Scope 3 Emissions Business Travel Target 30% reduction

16The linked 2024 Impact Report is not a part of, or incorporated into, this presentation. ESG at Interface We are focused on reducing our environmental footprint, making Interface a great place to work, and doing business ethically and responsibly to benefit all stakeholders – employees, customers, shareholders, and the environment. Learn more about our efforts in the ESG section of our investor site where you will find our latest 2024 Impact Report as well as other ESG Resources.

Financial Performance

Financials at a Glance 18 Currency Neutral Net Sales $358.6 +4.2% YoY Net Sales $364.5 +5.9% YoY Adjusted SG&A 24.7% % of Net Sales Adjusted Operating Income $54.1 14.9% of Net Sales Net Debt / Adjusted EBITDA 0.6x Net Sales $1,372 Adjusted EBITDA $214 15.6% of Net Sales Adjusted Operating Income $168 12.3% of Net Sales Q3 2025 LTM Adjusted Earnings Per Share $0.61 Adjusted Diluted Earnings Per Share $1.79 * See Appendix for a reconciliation of Non-GAAP figures ($ in millions, except EPS)

GAAP Financial Results 19

Adjusted Financial Results* 20 * See Appendix for a reconciliation of Non-GAAP figures

3.2x 2.5x 2.4x 1.9x 1.1x 0.6x FY20 FY21 FY22 FY23 FY24 Q3 2025 $146 $169 $176 $162 $189 $214 FY20 FY21 FY22 FY23 FY24 LTM Q3 2025 $1.15 $1.23 $1.25 $1.00 $1.46 $1.79 FY20 FY21 FY22 FY23 FY24 LTM Q3 2025 $474 $421 $423 $307 $204 $120 FY20 FY21 FY22 FY23 FY24 Q3 2025 Adjusted EBITDA Adjusted Earnings Per Diluted Share Net Debt / Adjusted EBITDANet Debt Leverage and Earnings Metrics* 21 $ in millions * See Appendix for a reconciliation of Non-GAAP figures $ in millions

Financial Policy 22 Capital allocation priorities are to invest in the business, manage our leverage ratio, and return capital to shareholders. Reinvest in the business Invest in strategic initiatives with high returns, including organic growth opportunities, innovation, manufacturing productivity, and salesforce effectiveness Manage leverage Optimize cost of capital and manage Net Debt conservatively Explore M&A Opportunities Opportunistically evaluate accretive M&A transactions that are aligned with our strategy Return excess cash to Shareholders Utilize strong free cash flow to return excess cash to shareholders Capital Deployment Philosophy

Appendix

Reconciliation of Non-GAAP Figures 24 Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Non-GAAP Figures

($ in millions)	Q3 2024	Q3 2025	LTM Q3 2025
Net Income as Reported (GAAP)	**$28.4**	**$46.1**	**$113.5**
Purchase Accounting Amortization	0.9	0.3	3.1
Cyber Event Impact	-	-	(3.9)
Restructuring, Asset Impairment, Severance and Other, net	0.0	0.2	4.5
Property Casualty Loss[1]	(1.0)	-	-
Warehouse Fire Loss[2]	-	(0.4)	(0.4)
Loss on Foreign Subsidiary Liquidation[3]	-	-	2.2
Deferred Taxes - Tax Rate Changes and Other[4]	-	(10.4)	(10.4)
UK Pension Surplus Tax Rate Change	-	-	(2.5)
Adjusted Net Income	**$28.3**	**$35.9**	**$106.0**

	Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Q3 2024	Q3 2025	LTM Q3 2025
Diluted EPS as Reported (GAAP)	**($1.23)**	**$0.94**	**$0.33**	**$0.76**	**$ 1.48**	**$0.48**	**$ 0.78**	**$1.92**
Purchase Accounting Amortization	0.07	0.07	0.06	0.06	0.06	0.02	0.01	0.05
Cyber Event Impact	-	-	0.07	0.01	(0.07)	-	-	(0.07)
Thailand Plant Shutdown	-	-	0.04	-	-	-	-	-
Goodwill and Intangible Asset Impairment	2.05	-	0.58	-	-	-	-	-
Restructuring, Asset Impairment, Severance and Other, net	0.23	0.16	0.13	0.07	0.03	0.00	0.00	0.08
Property Casualty Loss[1]	-	-	-	(0.01)	(0.03)	(0.02)	-	-
Loss on Extinguishment of Debt	0.05	-	-	-	-	-	-	-
Loss on Discontinuance of Interest Rate Swaps	0.05	0.06	0.04	0.01	-	-	-	-
Loss on Foreign Subsidiary Liquidation[3]	-	-	-	0.09	0.04	-	-	0.04
Deferred Taxes - Tax Rate Changes and Other[4]	-	-	-	-	-	-	(0.18)	(0.18)
UK Pension Surplus Tax Rate Change	-	-	-	-	(0.04)	-	-	(0.04)
FIN 48 Release on Discontinued Operations	(0.22)	-	-	-	-	-	-	-
SEC Fine	0.09	-	-	-	-	-	-	-
Warehouse Fire Loss[2]	0.05	-	-	-	-	-	(0.01)	(0.01)
Impact of Change in Equity Award Forfeiture Accounting	0.02	-	-	-	-	-	-	-
Adjusted Diluted EPS	**$1.15**	**$1.23**	**$1.25**	**$1.00**	**$1.46**	**$0.48**	**$0.61**	**$1.79**

Note: Sum of reconciling items may differ from total due to rounding of individual components

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
(2) Represents insurance recovery of loss recognized in the second quarter of 2020.
(3) In 2024, our Thailand subsidiary was substantially liquidated. In 2023, our Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.
(4) In July 2025, Germany enacted tax legislation to reduce the German corporate income tax rate by 1% annually from 2028 to 2032. This resulted in a review and remeasurement of the Company's German deferred tax assets and liabilities and a non-cash credit to income tax expense in the third quarter of 2025.

Interface®

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Note: Sum of reconciling items may differ from total due to rounding of individual components * Historical AEBITDA figures have been updated to reflect a change in depreciation and amortization values used to calculate AEBITDA. (1) Represents insurance recovery of loss recognized in the first quarter of 2023. (2) Represents insurance recovery of loss recognized in the second quarter of 2020. (3) In 2024, our Thailand subsidiary was substantially liquidated. In 2023, our Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense. Reconciliation of Non-GAAP Figures 26